UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – March 16, 2015

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2015, SIFCO Industries, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) to purchase all of the outstanding equity of C Blade S.pA. Forging & Manufacturing (“C Blade”), located in Maniago, Italy, from Riello Investimenti Partners SGR S.p.A., Giorgio Visentini, Giorgio Frassini, Giancarlo Sclabi and Matteo Talmassons. The total purchase price for the acquisition will be between €25,000,000 and €26,500,000 in cash, depending on the Adjusted EBITDA (as defined in the Share Purchase Agreement) of C Blade for 2014. The purchase price is also subject to an adjustment for working capital and indebtedness. The Company anticipates that the acquisition will close within approximately four months upon satisfaction of all conditions precedent to closing.

The Share Purchase Agreement contains customary representations and warranties and covenants by each party. Both parties are obligated, subject to certain limitations, to indemnify the other for certain customary and other specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain liabilities and third-party claims.

The Company issued a press release announcing the entrance into the Share Purchase Agreement. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2015, Catherine Kramer notified the Company of her decision to resign as Vice President – Finance and Chief Financial Officer and as an employee of the Company effective April 3, 2015. Ms. Kramer was presented with an opportunity to return to the private equity industry, and her resignation is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company has undertaken a national search for a new Chief Financial Officer.

Thomas R. Kubera, 55, has been named as Interim Chief Financial Officer, effective April 3, 2015, until a new Chief Financial Officer is announced. Mr. Kubera joined the Company in May 2014 as Corporate Controller. Prior to joining the Company, Mr. Kubera held various senior accounting roles with Cliffs Natural Resources, Inc. a mining and natural resources company, most recently as the Controller, Global Operations Services.

The Company issued a press release announcing Ms. Kramer’s resignation. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release by the Company regarding the acquisition of C Blade S.pA. Forging & Manufacturing and the resignation of Catherine Kramer dated March 17, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: March 17, 2015
/s/ Michael S. Lipscomb
Michael S. Lipscomb
Chief Executive Officer
(Principal Executive Officer)